CORPORATE ACCESS NUMBER: 2021725797

Government
of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

CONTINUANCE

FLEXIBLE SOLUTIONS INTERNATIONAL INC.
CONTINUED FROM NEVADA TO ALBERTA ON 2019/02/12.

Articles of Continuance
For
FLEXIBLE SOLUTIONS INTERNATIONAL INC.

Share Structure:	THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON AND PREFERRED SHARES. SEE ATTACHED SCHEDULE
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number of Directors:	1
Max Number of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE ATTACHED SCHEDULE

Registration Authorized By: DAMERA FRY
AGENT OF CORPORATION

Continuance Into Alberta - Registration Statement

Alberta Registration Date: 2019/02/12

Corporate Access Number: 2021725797

Service Request Number:	30456965
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	FLEXIBLE SOLUTIONS INTERNATIONAL INC.
French Equivalent Name:	
Nuans Number:	120647928
Nuans Date:	2019/01/30
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	6001 54 AVE
Legal Description:	
City:	TABER
Province:	ALBERTA
Postal Code:	T1G 1X4

RECORDS ADDRESS

Street:	6001 54 AVE
Legal Description:	
City:	TABER
Province:	ALBERTA
Postal Code:	T1G 1X4

ADDRESS FOR SERVICE BY MAIL

Post Office Box:	
City:	
Province:	
Postal Code:	
Email Address:	DAMERA@FLEXIBLESOLUTIONS.COM

Share Structure:	THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON AND PREFERRED SHARES. SEE ATTACHED SCHEDULE
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE ATTACHED SCHEDULE
Professional Endorsement Provided:	
Alberta Corporate Access Number:	
Future Dating Required:	
Registration Date:	2019/02/12

Director

Last Name:	SEAMAN
First Name:	BEN
Middle Name:	
Street/Box Number:	6001 54 AVE
City:	TABER
Province:	ALBERTA
Postal Code:	T1G1X4
Country:	
Resident Canadian:	Y

Last Name:	FYNN
First Name:	DAVID
Middle Name:	
Street/Box Number:	6001 54 AVE
City:	TABER
Province:	ALBERTA

Postal Code: T1G 1X4
Country:
Resident Canadian: Y

Last Name: BIENTJES
First Name: JOHN
Middle Name:
Street/Box Number: 6001 54 AVE
City: TABER
Province: ALBERTA
Postal Code: T1G 1X4
Country:
Resident Canadian: Y

Last Name: O'BRIEN
First Name: DANIEL
Middle Name:
Street/Box Number: 6001 54 AVE
City: TABER
Province: ALBERTA
Postal Code: T1G 1X4
Country:
Resident Canadian: Y

Last Name: HELENA
First Name: ROBERT
Middle Name:
Street/Box Number: 68 WEST BAY ROAD, BAYTOWN PLAZA
City: GEORGE TOWN
Province:
Postal Code: KY1-1003
Country: CAYMAN ISLANDS
Resident Canadian: Y

Last Name: FYLES
First Name: THOMAS
Middle Name:
Street/Box Number: 6001 54 AVE
City: TABER
Province: ALBERTA
Postal Code: T1G 1X4
Country:

Resident Canadian: Y

Continuance

Name In Previous Jurisdiction	Corporate Access Number in Previous Jurisdiction	Previous Canadian Jurisdiction	Previous Foreign Jurisdiction	Date Created In Previous Jurisdiction
FLEXIBLE SOLUTIONS INTERNATIONAL INC.	C11062-1988		NEVADA	2019/01/31

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2019/02/12
Letter of Approval	10000107131948839	2019/02/12
Other Rules or Provisions	ELECTRONIC	2019/02/12

Registration Authorized By: DAMERA FRY
AGENT OF CORPORATION

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

Common Stock

No share of common stock shall have any preference over or limitation in respect to any other share of common stock. All shares of common stock shall have equal rights and privileges, including the following:

1. All shares of common stock shall share equally in dividends. Subject to applicable laws, the board of directors may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent.

2. All shares of common stock shall share equally in distributions in any liquidation

Each outstanding share of common stock shall be entitled to one vote.

Preferred Stock

The preferred shares may be issued in one or more series and in such number as may be determined from time to time by the board of directors. The designations, powers, rights, preferences, qualifications, restrictions, and limitations of any series of preferred stock shall be established from time to time by the Board of Directors.